EXHIBIT 10.5
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                                 RxBAZAAR, INC.

                FORM OF 10% UNSECURED CONVERTIBLE PROMISSORY NOTE

         $__________                                        January 15, 2002



         For value received, the undersigned RxBazaar, Inc., a Delaware corporation (the "Company"), promises to pay on the Maturity Date, as defined hereinafter, to David Genecco (the "Holder"), the principal sum of __________ United States Dollars ($________), together with interest thereon, such interest to be payable at such rates and such times as are hereinafter specified.

         This Note is part of a unit (the "Unit") issued by the Company consisting of this Note and a warrant to purchase ________ shares of the common stock, $0.001 par value per share, of the Company (the "Warrant"). Ownership of this Note may not be separated from the Unit or the Warrant before the Maturity Date.

         This Note is issued as part of a Unit pursuant to and as defined in that certain Confidential Private Placement Memorandum dated November 30, 2001 (the "Placement Memorandum"), and subscription agreements by and between the Company and the Holder and the other Investors party thereto (the "Subscription Agreement"), and each holder of this Note, by his acceptance hereof, agrees to be bound by the provisions of the Subscription Agreement. This Note is one of a series of promissory notes in the maximum aggregate original principal amount of $1,500,000 issued or to be issued as part of the Units pursuant to the Placement Memorandum (the "Notes").

         The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

         1. Interest and Principal

            1.01 Interest. The Company shall pay interest on the outstanding principal amount of this Note from the date hereof until such principal amount is paid in full at the rate of ten percent (10%) per annum or until the date of conversion pursuant to Section 1.06 below. Interest shall accrue and shall be due and payable on the earliest of (i) the second anniversary of the date of issuance; or (ii) at the election of the holder, by written notice to the Company in the manner provided in the Subscription Agreement, on the tenth business day following the closing date of a private placement or firm commitment underwritten initial public offering of the Company's securities in which the gross proceeds equal or exceed $5,000,000 (the "Maturity Date").

            1.02 Principal. The entire outstanding principal together with interest accrued thereon shall be due and payable on the Maturity Date.

            1.03 Prepayment. This Note may be prepaid at any time, at the Company's option, by paying the entire amount of principal and interest accrued thereon.

            1.04 Delivery of Payment. All payments made hereunder shall be made by check mailed first class, postage paid to the Holder at the address set forth next to the Holder's signature in the Subscription Agreement or to such other address as the Holder may from time to time designate in writing
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to the Company pursuant to the Subscription Agreement. Such payments shall be accompanied by a notice setting forth in reasonable detail (a) the amount of interest and principal being paid and (b) the remaining principal amount, if any. If any payment is required to be made on a day which is not a Business Day (as hereinafter defined) the date on which such payment is required to be made shall be extended to, and such payment shall be required to be made on, the next Business Day. "Business Day" shall mean a day other than Saturday, Sunday and any day which shall be in the City of Boston, Massachusetts, a legal holiday or a day on which banking institutions are authorized by law to close.

            1.05 Withholding. If any part of the principal or interest payable to the Holder under this Note shall be subject to withholding under U.S. federal or state tax laws and regulations, the Company shall satisfy its payment obligations under this Section 1 with respect to any such amount by withholding and paying over to the Internal Revenue Service or such other taxing authority, from any sums payable to Holder under this Note, any and all amounts required by law to be so withheld.

            1.06 Conversion. If the Maturity Date has not occurred before the date that is one year after the date on which the Company first becomes subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, then the outstanding principal and accrued interest under this Note shall thereafter be convertible at the option of the holder into shares of common stock, $0.001 par value per share, of the Company ("Common Stock") at a conversion price of 80% of the Current Market Price of the Common Stock on the date of conversion. "Current Market Price" means, as of any date, the average, for each of the 10 consecutive trading days immediately prior to such date, of the last reported sale price of the Common Stock on such trading day as reported
(i) on the composite tape for the principal national securities exchange on which the Common Stock may then be listed, or (ii) if the Common Stock shall not be so listed, as reported by the Nasdaq Stock Market; or (iii) if the Common Shares shall not be quoted on the Nasdaq Stock Market, as reported by the NASD OTC Bulletin Board or the National Quotation Bureau, Inc., or any successor organization. If the Current Market Price cannot be determined under any of the foregoing methods, Current Market Price shall mean the fair value per share of Common Stock on such date determined by the Board of Directors in good faith, irrespective of any accounting treatment.

         2. Defaults and Remedies

            2.01 Events of Default. An "Event of Default" shall occur if:

            (a) the Company shall fail to pay the principal of or interest on this Note on the Maturity Date;

            (b) the Company pursuant to or within the meaning of any Bankruptcy Law (as defined below):

                (i) commences a voluntary case;

                (ii) consents to the entry of an order against it for relief in an involuntary case; or

                (iii) makes a general assignment for the benefit of its creditors; or

            (c) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                (i) is for relief against the Company in an involuntary case;

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                (ii) appoints a Custodian (as hereinafter defined) for all or substantially all of the assets of the Company; or

                (iii) orders a liquidation of the Company.

            The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law. The term "Custodian" means any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

            2.02 Acceleration. If an Event of Default occurs and is continuing, the holder of this Note may, by notice to the Company, declare the principal of and accrued interest on this Note to be immediately due and payable.

            2.03 Other Remedies. If an Event of Default occurs and is continuing, the holder of this Note may pursue any available remedy to collect the payment of interest, principal or premium, if any, on this Note or to enforce any provision of this Note. A delay or omission by the holder of this
Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver or acquiesce in the Event of Default. All remedies are cumulative to the extent permitted by law.

         3. Subordination

            The indebtedness evidenced by this Note, and the payment of the principal hereof, and any interest hereon, is wholly subordinated, junior and subject in right of payment, to the extent and in the manner hereinafter provided, to the prior payment of all Senior Indebtedness of the Company now outstanding or hereinafter incurred. "Senior Indebtedness" means the principal, interest and reasonable and customary charges and expenses arising out of or relating to all indebtedness of the Company for monies borrowed from banks, trust companies, insurance companies and other financial institutions, and indebtedness thereto for any related costs, expenses and indemnities. This
Section 3 is and is intended solely for the purposes of defining the relative rights of the Holder and the holders of Senior Indebtedness and nothing herein shall impair, as between the Company and the Holder , the obligation of the Company, which is unconditional and absolute, to pay to the Holder the principal thereof and interest thereon, in accordance with the terms hereof, nor shall anything herein prevent the Holder from exercising all remedies otherwise permitted by applicable law or hereunder upon default, subject to the rights set forth above of holders of Senior Indebtedness.

         4. Usury

            It is the intention of the parties hereto to conform strictly to applicable usury laws now or hereafter in effect. In the event that any of the terms or provisions of this Note are in conflict with applicable usury law this
Section 4 shall govern as to such terms or provisions, and this Note shall in all other respects remain in full force and effect. If any transaction contemplated hereby would be usurious, it is agreed that the aggregate of all consideration which constitutes interest under applicable law that is contracted for, charged or received under this Note shall under no circumstances exceed the maximum interest allowed by applicable law. Accordingly, if interest in excess of the legal maximum is contracted for, charged or received: (i) this Note shall be automatically reformed so that the effective rate of interest shall be reduced to the maximum rate of interest permitted by applicable law, for the purpose of determining said rate and to the extent permitted by applicable law, all interest contracted for, charged or received shall be amortized, prorated and spread throughout the full term of this Note so that the effective rate of interest is uniform throughout the life of this Note, and (ii) any excess of interest over the

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maximum amount allowed under applicable law shall be applied as a credit against the then unpaid principal amount hereof.

         5.       Miscellaneous

            5.01 Waiver of Presentment, Etc. The undersigned hereby waives presentment, demand for payment, notice of dishonor, and any and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note, and hereby consents to any extensions of time, renewals, releases of any party to this Note, waivers or modifications that may be granted or consented to by the Holder in respect to the time of payment or any other provision of this Note. This Note has been issued by the Company pursuant to the authorization of its board of directors providing for the issuance of like Notes in an aggregate principal amount of $1,500,000.

            5.02 Holder as Deemed Owner. The Company may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Company) for the purpose of receiving payment hereof or thereof or on account hereof and for all other purposes, and the Company shall not be affected by notice to the contrary. The Company will act as registrar for the Notes and any transfers of Notes may be made through the Company in such capacity.

            5.03. Corporate Obligation. It is expressly understood that this
Note is solely a corporate obligation of the Company, and that any and all personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every promoter, subscriber, incorporator, shareholder, officer or director, as such, are hereby expressly waived and released by the holder hereof by the acceptance of this Note and as a part of the consideration for the issue hereof.

            5.04 Required Consent. The Company may not modify any of the terms of the Note without the prior written consent of the holders of Notes representing a majority of the original principal amount of the Notes.

            5.05 Lost Documents. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and (in the case of loss, theft or destruction) of indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Note, if mutilated, the Company will make and deliver in lieu of such Note a new Note of like tenor and unpaid principal amount and dated as of the original date of the Note.

            5.06 Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (EXCLUSIVE OF THE LAWS GOVERNING CONFLICTS OF LAWS) OF THE COMMONWEALTH OF MASSACHUSETTS.

                                                     RxBAZAAR, INC.

                                                     By: /s/ C. Robert Cusick
                                                         -----------------------
                                                     Chief Executive Officer


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